CONSENT OF INDEPENDENT ACCOUNTANTS

January 25, 1999


We consent to the incorporation by reference in this Post-Effective Amendment No. 45 to the Registration Statement of The Victory Portfolios on Form N-1A (File No. 33-8982) of our reports dated December 11, 1998 on our audits of the financial statements and financial highlights of The Victory Portfolios (comprising, respectively, the U.S. Government Obligations Fund, Prime Obligations Fund, Financial Reserves Fund, Tax Free Money Market Fund, Ohio Municipal Money Market Fund, Limited Term Income Fund, Intermediate Income Fund, Fund for Income, Government Mortgage Fund, Investment Quality Bond Fund, National Municipal Bond Fund, New York Tax Free Fund, Ohio Municipal Bond Fund, Balanced Fund, Convertible Securities Fund, Real Estate Investment Fund, Value Fund, Lakefront Fund, Diversified Stock Fund, Stock Index Fund, Growth Fund, Special Value Fund, Ohio Regional Stock Fund, International Growth Fund, Special Growth Fund, Institutional Money Market Fund, Federal Money Market Fund, Life Choice Moderate Growth Fund, Life Choice Growth Fund and Life Choice Conservative Growth Fund), which reports are included in the Annual Reports to Shareholders for the year ended October 31, 1998, and of our reports dated
December 15, 1997 on our audits of the financial statements and financial highlights of The Victory Portfolios (comprising, respectively, the Institutional Money Market Fund, U.s. Government Obligations Fund, Prime Obligations Fund, Financial Reserves Fund, Tax-Free Money Market Fund, Ohio Municipal Money Market Fund, Limited Term Income Fund, Intermediate Income Fund, Investment Quality Bond Fund, Government Mortgage Fund, Fund for Income, National Municipal Bond Fund, New York Tax-Free Fund, Ohio Municipal Bond Fund, Balanced Fund, Stock Index Fund, Diversified Stock Fund, Value Fund, Growth Fund, Special Value Fund, Special Growth Fund, Ohio Regional Stock Fund, International Growth Fund, Lakefront Fund, and Real Estate Investment Fund), which reports are included in the Annual Reports to Shareholders for the year ended October 31, 1997, which are incorporated by reference in this Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus for the Ohio Municipal Bond Fund, Diversified Stock Fund and International Growth Fund and under the captions "Financial Statements" and "Independent Accountants" in the Statement of Additional Information in this Post-Effective Amendment No. 45 to Registration Statement of The Victory Portfolios on Form N-1A (File No. 33-8982).



                           /s/PricewaterhouseCoopers LLP
                           PricewaterhouseCoopers LLP

Columbus, Ohio